UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2010 (November 11, 2010)

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)
No. 999 Ningqiao Road Jinqiao Export Processing Zone Pudong, Shanghai 201206 People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2010, China-Biotics, Inc. (the “Company”) announced the appointment of Dr. Hui S. Chang to the position of Chief Operating Officer, effective immediately.  Dr. Chang, age 42, brings 15 years of biopharmaceutical project management experience and excellent research capabilities. Prior to joining the Company, Dr. Chang served as the president of a consulting service for a Sino-U.S. joint biopharmaceutical program, where he led scientific design, development, clinical trials, production, and quality control for viral vaccines and antibodies.  He reported to the State Administration of Foreign Experts Affairs and played a key role in generating profits on the completed contract. Dr. Chang was previously a senior manager of Nabi Biopharmaceuticals, where he supervised the development and production of bacterial and viral vaccines, developed biological potency and immunological methods, and managed the development of assays for quality control and clinical testing.  Earlier, Dr. Chang served as a manager at Vaccinnate, a North American bio-vaccine company, where he led the design, GMP production, and clinical testing of viral vaccines.

In addition, Dr. Chang was previously a research scientist with Cambridge Biotech, where he specialized in the production and quality control of monoclonal biological products, protein products, as well as HIV and HTLV antigen. Dr. Chang started his professional career at North AM VAC Inc. in 1989.  Dr. Chang holds a Ph.D. in vaccine development with a focus on biochemistry and immunology, as well as an MBA with concentrations in finance and logistics in the vaccine industry, from Johns Hopkins University. He also has a Bachelor of Science in biology from the University of Maryland.  Dr. Chang has received certified training in Good Clinical Practice (GCP), Good Laboratory Practice (GLP), Good Manufacturing Practice (GMP), and Good Safety Practice (GSP) procedures. Dr. Chang is fluent in English and Mandarin Chinese.

Dr. Chang will receive a base salary of approximately $120,520 per year.

A press release related to Dr. Chang’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press release dated November 11, 2010, announcing the appointment of Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc. (Registrant)

Date: November 17, 2010	By:	/s/ Travis Cai
Travis Cai
Chief Financial Officer